Exhibit 99.1

NEWS RELEASE
NOBLE ENERGY ANNOUNCES SECOND QUARTER RESULTS
HOUSTON (July 30, 2008) — Noble Energy, Inc. (NYSE: NBL) today reported a second quarter 2008 net loss of $144 million, or $0.84 per share on revenues of $1.2 billion. The result included a previously disclosed $716 million ($481 million after-tax) unrealized commodity derivative loss. Excluding this item, second quarter 2008 adjusted net income (a non-GAAP measure, see Schedule 1) was $337 million, or $1.93 per share diluted. For the same period in 2007, net income was $209 million, or $1.21 per share diluted, on revenues of $794 million.
Discretionary cash flow (a non-GAAP measure, see Schedule 5) for the second quarter 2008 was a record $685 million, compared to $473 million for the same period in 2007. Net cash provided by operating activities was $648 million.
Key highlights for the second quarter 2008 include:
•	Sales volumes rose nine percent versus second quarter 2007 with growth in both the United States and International operations

•	Successful Benita oil test offshore Equatorial Guinea

•	Exploration discoveries offshore Equatorial Guinea at Diega and Felicita

•	Executed agreement to acquire certain producing properties in western Oklahoma
“The second quarter 2008 was another excellent quarter for Noble Energy. Our ongoing development programs in the United States again contributed outstanding volume growth. We continued to supplement our organic programs with new acreage and selected producing properties that fit with our strategies for growth. Internationally, we experienced natural gas sales growth in Israel and West Africa compared to the second quarter last year and advanced our Dumbarton development in the North Sea. Our exploration programs continued their momentum with oil and gas-condensate discoveries offshore West Africa, as well as a natural gas discovery in the deepwater Gulf of Mexico. We remain excited about the progress we have made towards our 2008 goals and our ability to capitalize on the current environment in which we operate,” said Noble Energy’s Chairman, President and CEO, Charles D. Davidson.

Noble Energy’s operating income for the quarter was $672 million, up significantly from the same quarter last year. Sales volumes averaged 218 thousand barrels of oil equivalent per day (MBoepd), up nine percent over second quarter 2007 or 11 percent after adjusting for the Argentina asset sale. United States volumes were up five percent and International volumes were up 14 percent, respectively.
During the quarter, Rocky Mountain volumes reached a record level of 61 MBoepd resulting from ongoing development and drilling success. Deepwater Gulf of Mexico volumes continued their strong performance from recent development projects averaging approximately 29 MBoepd for the quarter. Due to robust market demand, natural gas sales in Israel were 121 million cubic feet per day.
Effective in 2008, Noble Energy began reporting natural gas liquid volumes separately where the company has the right to the liquids recovered from its natural gas processed at third-party plants. As a consequence, reported natural gas volumes in the United States are lower compared to 2007. Where the rights to the liquids do not exist, the processing revenue will continue to be included in natural gas revenues and benefit realized prices.
On average for the quarter, Noble Energy received $105.46 per barrel for crude oil and condensate and $5.86 per thousand cubic feet for natural gas. United States natural gas liquids prices averaged $59.65 per barrel. Crude oil and natural gas realizations for the quarter were impacted by the settlement of commodity derivative contracts.
Lease operating and transportation expenses totaled $5.24 per barrel of oil equivalent (Boe), down four percent from the second quarter 2007. Depreciation, depletion, and amortization was $9.88 per Boe, a two percent decrease. Unit costs benefited from increased volumes from lower cost operations in the Rocky Mountains, Israel, and West Africa. Production and ad valorem taxes were up due to higher oil, natural gas, and natural gas liquid revenues.
Exploration expense for the quarter included unsuccessful tests at Stones River in the deepwater Gulf of Mexico and West Tapir offshore Suriname. Included in other expenses for the quarter was deferred compensation expense of $29 million relating to the increased value of Noble Energy stock held in a benefit program.
Mid-continent Acquisition
Noble Energy also announced the acquisition of producing properties in western Oklahoma for $291 million in cash, subject to customary adjustments. Properties acquired cover approximately 15,500 net acres and have net production of 25 million cubic feet equivalent per day. Proved and probable

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resources are estimated to be 132 billion cubic feet equivalent with approximately 75 percent natural gas and 25 percent liquids. Noble Energy will operate the assets with an average working interest of 83 percent, with plans to double net production over the next two years through the drilling of over 70 additional horizontal wells. The transaction closed in early July.
CONFERENCE CALL
Noble Energy’s second quarter 2008 conference call will be available today via live audio webcast at 9:00 a.m. Central Time. To listen, log on to www.nobleenergyinc.com and click on the Investor Relations tab. Dial in numbers are (888) 661-5157 or (913) 312-0641. The pass code is ‘Noble Energy 2008 Second Quarter Results’. The conference call replay will be available until August 30, 2008. To access the replay, go to www.nobleenergyinc.com and click on the Investor Relations tab. You can also access the replay by dialing (888) 203-1112 or (719) 457-0820. The pin code is 4975764.
Noble Energy is a leading independent energy company engaged in worldwide oil and gas exploration and production. The Company operates primarily in the Rocky Mountains, Mid-Continent, and deepwater Gulf of Mexico areas in the United States, with key international operations offshore Israel, UK and West Africa. Noble Energy is listed on the New York Stock Exchange and is traded under the ticker symbol NBL. Visit Noble Energy online at www.nobleenergyinc.com.
Contacts:
David Larson
(281) 872-3125     dlarson@nobleenergyinc.com
Brad Whitmarsh
(281) 872-3187     bwhitmarsh@nobleenergyinc.com
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. Noble Energy assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.
This news release may also contain certain forward-looking non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating the company’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry.
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this news release, such as “resources,”

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that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our Forms 10-K and 10-Q, File No. 1-07964, available from Noble Energy’s offices or website, http://www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330.
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Schedule 1
Noble Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income
(in millions, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net Income (Loss)	$(144)	$209	$71	$421

Adjustments, net of tax
Unrealized commodity derivative losses in net income	481	—	630	—

Adjusted Net Income [1]	$337	$209	$701	$421

Adjusted Earnings Per Share
Basic	$1.96	$1.22	$4.08	$2.46
Diluted	1.93	1.21	4.01	2.43

Weighted average number of shares outstanding
Basic	172	171	172	171
Diluted [2]	175	173	175	173

[1]	Adjusted net income should not be considered a substitute for net income (loss) as reported in accordance with GAAP. Adjusted net income is provided for comparison to earnings forecasts prepared by analysts and other third parties. Our management believes and certain investors may find that adjusted net income is beneficial in evaluating our financial performance. Adjustments are tax affected on a standalone basis at the end of each period. For analysis purposes, adjusted net income for 2008 should be compared to 2007 reported net income since, effective January 1, 2008, we voluntarily changed our accounting method for commodity derivative instruments from the cash flow hedge method to the mark-to-market method.

[2]	The adjusted diluted earnings per share calculation for 2nd Quarter 2008 includes an increase to diluted shares of approximately 3 million shares representing the incremental dilutive shares that would be included if not for our 2nd quarter 2008 net loss.

Schedule 2
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues
Crude oil and condensate	$674	$422	$1,200	$755
Natural gas	399	305	771	639
Natural gas liquids	57	—	103	—
Income from equity method investees	56	49	118	95
Other revenues	19	18	38	48

Total revenues	1,205	794	2,230	1,537

Operating Expenses
Lease operating expense	88	83	170	161
Production and ad valorem taxes	51	28	94	54
Transportation expense	16	16	29	27
Exploration expense	103	54	143	99
Depreciation, depletion and amortization	196	183	399	349
General and administrative	61	48	121	93
Other operating expense, net	18	54	38	83

Total operating expenses	533	466	994	866

Operating Income	672	328	1,236	671
Other (Income) Expense
Loss (gain) on commodity derivative instruments	828	(1)	1,065	(2)
Interest, net of amount capitalized	17	31	34	58
Other expense, net	25	5	18	18

Total other expenses	870	35	1,117	74

Income (Loss) Before Taxes	(198)	293	119	597
Income Tax Provision (Benefit)	(54)	84	48	176

Net Income (Loss)	$(144)	$209	$71	$421

Earnings (Loss) Per Share
Basic	$(0.84)	$1.22	$0.41	$2.46
Diluted	$(0.84)	$1.21	$0.41	$2.43
Weighted average number of shares outstanding
Basic	172	171	172	171
Diluted	172	173	175	173

Schedule 3
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Crude Oil and Condensate Sales Volumes (MBpd)
United States	44	45	43	45
West Africa	14	19	15	16
North Sea	8	10	9	10
Other International	4	7	5	7

Total consolidated operations	70	81	72	78
Equity method investee	2	2	2	2

Total sales volumes	72	83	74	80

Crude Oil and Condensate Realized Prices ($/Bbl)
United States	$99.05	$51.34	$85.36	$48.88
West Africa	112.32	69.23	100.16	64.15
North Sea	126.05	67.88	112.36	64.45
Other International	109.17	50.51	87.47	47.87

Average consolidated realized prices	$105.46	$57.42	$91.88	$53.75

Natural Gas Sales Volumes (MMcfpd)
United States	402	418	397	413
West Africa	222	116	221	86
North Sea	5	5	6	6
Israel	121	97	133	100
Other International	22	22	23	26

Total sales volumes	772	658	780	631

Natural Gas Realized Prices ($/Mcf)
United States	$9.82	$7.25	$9.40	$7.74
West Africa	0.27	0.29	0.27	0.31
North Sea	10.81	4.81	10.18	5.51
Israel	2.72	2.70	2.90	2.72
Other International	—	—	—	—

Average realized prices	$5.86	$5.27	$5.60	$5.83

Natural Gas Liquids (NGL) Sales Volumes (MBpd) [1]
United States	10	—	10	—
Equity method investee	7	7	7	6

Total sales volumes	17	7	17	6

Natural Gas Liquids Realized Prices ($/Bbl)
United States	$59.65	$—	$57.55	$—

Barrels of Oil Equivalent Volumes (MBoepd)
United States	121	115	119	114
West Africa	51	38	52	30
North Sea	9	11	10	11
Israel	20	16	22	17
Other International	8	11	9	11

Total consolidated operations	209	191	212	183
Equity method investee	9	9	9	8

Total barrels of oil equivalent (MBoepd)	218	200	221	191

Barrels of oil equivalent volumes (MMBoe)	20	18	40	35

[1]	For 2007, United States NGL sales volumes were included with natural gas volumes. Effective in 2008, we began reporting United States NGLs, which has lowered the comparative natural gas volumes from 2007 to 2008.

Schedule 4
Noble Energy, Inc.
Condensed Balance Sheets
(in millions)

	(unaudited)
	June 30,	December 31,
	2008	2007

Assets
Current Assets
Cash and cash equivalents	$983	$660
Accounts receivable — trade, net	864	594
Other current assets	301	315

Total current assets	2,148	1,569
Net property, plant and equipment	8,469	7,945
Goodwill	759	761
Other noncurrent assets	561	556

Total Assets	$11,937	$10,831

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable — trade	$921	$781
Commodity Derivative instruments	964	540
Short-term borrowings	25	25
Other current liabilities	295	290

Total current liabilities	2,205	1,636
Deferred income taxes	1,999	1,984
Commodity Derivative instruments	390	83
Other noncurrent liabilities	507	468
Long-term debt	1,851	1,851

Total Liabilities	6,952	6,022

Total Shareholders’ Equity	4,985	4,809

Total Liabilities and Shareholders’ Equity	$11,937	$10,831

Schedule 5
Noble Energy, Inc.
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Adjusted Net Income [1]	$337	$209	$701	$421
Adjustments to reconcile net income to discretionary cash flow:
Depreciation, depletion and amortization	196	185	399	349
Exploration costs	103	54	143	99
Interest capitalized	(6)	(3)	(16)	(6)
Income / distributions from equity method investments, net	(11)	(5)	3	2
Deferred compensation adjustment	29	3	22	15
Deferred income taxes	60	56	118	104
Stock-based compensation expense	11	7	20	12
Settlement of previously recognized hedge losses [2]	(39)	(39)	(101)	(91)
Other, net	5	6	13	17

Discretionary Cash Flow [3]	685	473	1,302	922

Reconciliation to Operating Cash Flows
Net changes in working capital	(153)	(173)	(290)	(190)
Cash exploration costs	(42)	—	(74)	(25)
Capitalized interest	6	3	16	6
Loss (Gain) on disposal of assets	—	(1)	—	(6)
Current tax benefit of unrealized commodity derivative losses	151	—	196	—
Other adjustments	1	49	4	66

Net Cash Provided by Operating Activities	$648	$351	$1,154	$773

Capital Expenditures, accrual based	$561	$481	$1,046	$765

[1]	See Schedule 1, Reconciliation of Net Income (Loss) to Adjusted Net Income, for reconciliation.

[2]	See Schedule 6, Effect of Commodity Derivative Instruments, for reconciliation.

[3]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, our management believes it is a useful tool for evaluating our overall financial performance. Among our management, research analysts, portfolio managers and investors, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 6
Noble Energy, Inc.
Effect of Commodity Derivative Instruments
(in millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Reclassification from Accumulated Other Comprehensive Loss to Revenue [1]
Crude Oil	$(93)	$(40)	$(190)	$(68)
Natural Gas	(2)	29	35	72

Total Revenue Increase (Decrease)	$(95)	$(11)	$(155)	$4

Gain (Loss) on Derivative Instruments [2]
Crude oil
Realized losses	$(72)	$—	$(79)	$—
Unrealized losses	(575)	—	(680)	—
Ineffectiveness and other	—	—	—	—

Total crude oil	(647)	—	(759)	—

Natural gas
Realized losses	(40)	—	(52)	—
Unrealized losses	(141)	—	(254)	—
Ineffectiveness and other	—	1	—	2

Total natural gas	(181)	1	(306)	2

Total Gain (Loss) on Derivative Instruments	$(828)	$1	$(1,065)	$2

Summary of Cash Settlements
Cash settlements paid	$(246)	$(50)	$(387)	$(87)
Less realized loss on derivative instruments	(112)	—	(131)	—
Less amounts reclassified from AOCL	(95)	(11)	(155)	4

Settlement of previously recognized hedge losses	$(39)	$(39)	$(101)	$(91)

[1]	The amounts in accumulated other comprehensive loss represent deferred unrealized hedge gains and losses. These deferred gains and losses are recognized as an adjustment to revenue when the associated derivative instruments are cash settled.

[2]	Effective January 1, 2008 we voluntarily changed our accounting method for commodity derivative instruments from the cash flow hedge method to the mark-to-market method.